UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2020

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AWI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Section 8 – Other Events

Item 8.01. Other Events

On November 19, 2020, Armstrong World Industries, Inc. (“AWI,” the “Company,” “we,” “our,” or “us”) entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) to purchase 100% of the equity of Arktura LLC, a Delaware limited liability company (“Arktura”), by and among Arktura, its individual founders (each a “Seller”) and certain affiliated entities. Arktura is a Los Angeles-based design and manufacturing company of architectural systems and custom solutions in the ceiling and wall industries. Arktura has projected 2020 revenues and adjusted EBITDA of approximately $37 million and $12 million, respectively.  Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, the Company will purchase Arktura and its subsidiaries comprising Arktura’s business and operations in the United States and Argentina for a purchase price consisting of $91 million payable in cash at the closing of the transactions contemplated thereby, plus an additional $24 million of deferred cash payments to be made over a period of five years and an additional $6 million of common stock of AWI to be issued over a period of five years, in each case subject to the applicable Seller’s continued employment with AWI. The purchase price is subject to certain customary adjustments for cash, indebtedness, transaction expenses and net working capital. AWI expects to fund the acquisition with its revolving credit facility and available cash.

Consummation of the transaction is subject to various customary closing conditions, including but not limited to expiration or termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On November 20, 2020, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1. The information contained in this Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Such forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of AWI, and other statements that are not historical facts.  These statements are based on the current expectations and beliefs of AWI’s management, and are subject to uncertainty and changes in circumstances.  AWI cautions readers that any forward-looking information is not a guarantee of future performance and that actual results may vary materially from those expressed or implied by the statements herein, due to changes in economic, business, competitive, technological, strategic or other regulatory factors, as well as factors affecting the operation of the business of AWI.  More detailed information about certain of these and other factors may be found in filings by AWI with the Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q in the sections entitled “Caution Concerning Forward-Looking Statements” and “Risk Factors.”  Various factors could cause actual results to differ from those set forth in the forward-looking statements.  AWI is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this document, whether as a result of new information, future events or otherwise.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No. 99.1 No. 104	Press Release of Armstrong World Industries, Inc. dated November 20, 2020 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Mark A. Hershey
Mark A. Hershey
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Date: November 20, 2020

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